                                EXHIBIT 10.10





                                January 1, 1994





Mr. Eugene P. Carver
Chairman
Hoffman Associates Incorporated
225 South Lake Avenue, Suite 1150
Pasadena, California 91101


Dear Gene:

      This letter confirms our agreement with respect to the deferral of compensation payable to you as a Director of BRE.


      1. AMOUNT OF DEFERRED COMPENSATION. Commencing January 1, 1994, all amounts earned by you as a member of our Board of Directors will accrue and be paid in accordance with paragraph 2 below. These amounts shall include the annual retainer payable to you as Chairman of the Board and the amount payable to you for each Board meeting attended in your capacity as a Director. From the date of accrual to the date of payment in accordance with paragraph 2, these amounts will bear interest at the 5-year U.S. Treasury

Mr. Eugene P. Carver
January 1,1994
Page 2



Rate, adjusted and compounded quarterly and subject to annual review by the Board of Directors.

      2. PAYMENT OF DEFERRED COMPENSATION. All accrued but unpaid compensation under paragraph 1 above shall be paid to you in five equal installments commencing on January 1 of the first full calendar year following the time you reach age seventy and one-half years (70 1/2) and continuing on January 1 of each calendar year thereafter until all five installments have been paid. All interest accruing on unpaid amounts following an installment payment shall be paid with the next installment due.


      3. DESIGNATION OF BENEFICIARY. You shall have the right to designate a beneficiary to whom payment of amounts due to you under this agreement will be made if you should die prior to full payment of such amounts. Such designation or any change in such designation shall be made in writing to BRE. If you should die prior to reaching age 70 1/2 years, the deferred compensation described in paragraph 1 above shall be paid to your designated beneficiary in five equal installments commencing on January 1 of the first full calendar year following your death and continuing on January 1 of each calendar year thereafter until all five installments have been paid. If you should die after reaching age 70 1/2 years but before full payment, payment(s) shall be made to your designated beneficiary in accordance with paragraph 2 above.

Mr. Eugene P. Carver
January 1, 1994
Page 3




      4. UNSECURED RIGHT. Your right to receive the deferred compensation payable under this agreement shall be no greater than the right of any general unsecured creditor of BRE and the company will not segregate or otherwise set aside funds or other assets for such payment. Nothing in this agreement shall confer upon you any continuing right to remain as a Director or Chairman of the Board of BRE.


      5. ASSIGNMENT. This agreement may not be assigned, transferred, pledged or encumbered, except by law, by will or laws of intestate succession, or by designation of a beneficiary as provided in paragraph 3 above.


      6. GOVERNING LAW. This agreement is entered into and shall be governed by and construed in accordance with the laws of the State of California.


      7. ENTIRE AGREEMENT. This letter contains the entire understanding between BRE and you with respect to the payment of deferred compensation by BRE to you. Such understanding may be modified, altered or amended only by a writing signed by BRE and you.

Mr. Eugene P. Carver
January 1, 1994
Page 4




      If this letter accurately reflects the agreement between BRE and you, please so indicate by signing both copies of this letter and returning one fully executed copy to the undersigned. You should retain the other copy among your important papers.


                                          Very truly yours,

                                          BRE PROPERTIES, INC.



                                          By:   /s/ ARTHUR G. VON THADEN
                                               -------------------------
                                               Arthur G. von Thaden

                                          Its:  President and
                                                Chief Executive Officer


Agreed and Acknowledged:



/S/ EUGENE P. CARVER
Eugene P. Carver


:ks